Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Joseph Saunders, the Chief Executive Officer of Green Visor Financial Technology Acquisition Corp. I (the “Company”), hereby certify, that, to my knowledge:

1. The Annual Report on Form 10-K for the period ended December 31, 2022 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2023

By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Director
(Principal Executive Officer)